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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): JULY 27, 1998




                             UNICAPITAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                     001-13973             65-0788314
----------------------------          -----------        ------------------
(State or other jurisdiction          (Commission          (IRS Employer
        of incorporation)             File Number)       Identification No.)


10800 BISCAYNE BOULEVARD, MIAMI, FLORIDA                         33161
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(Address of principal executive offices)                       (Zip code)


       Registrant's telephone number, including area code: (305) 899-5000



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Item 2.  Acquisition or Disposition of Assets

         On July 27, 1998, pursuant to the Agreement and Plan of Merger (the "Agreement") by and among UniCapital Corporation ("UniCapital"), a Delaware Corporation, USTEC Acquisition Corp., United States Turbine Engine Corp., a Connecticut corporation ("U.S. TEC"), and James K. Neff, Carmit P. Neff and Randall P. Fiorenza, U.S. TEC, was acquired by, and merged with and into, USTEC Acquisition Corp., a wholly-owned subsidiary of UniCapital. U.S. TEC engages in the purchase, refurbishment and sale of commercial aircraft engines. U.S. TEC is headquartered in Norwalk, Connecticut.

         Pursuant to the terms of the Agreement, all shares of capital stock of U.S. TEC outstanding immediately prior to the Merger were automatically canceled and extinguished and converted into the right to receive in the aggregate: (a) 2,739,726 shares of UniCapital Common Stock ("Common Stock") valued at $18.25 per share ($50,000,000 of Common Stock in the aggregate); and (b) $50,000,000 in cash. In addition, under the terms of the Agreement, the former stockholders of U.S. TEC may receive additional consideration, 50% in cash and 50% in Common Stock, equal to (i) 50% of the amount by which U.S. TEC's pre-tax income for the twelve month period ending July 31, 1999 exceeds $15,400,000 and (ii) 50% of the amount by which U.S. TEC's pre-tax income for the twelve month period ending July 31, 2000 exceeds the greater of (A) pre-tax income for the twelve month period ending July 31, 1999 or (B) $15,400,000. Subject to certain conditions, UniCapital may elect to pay any additional consideration in cash. Cash for the acquisition was obtained from borrowings under UniCapital's existing credit facility (the "Credit Facility") with a syndicate of lenders for whom NationsBank, N.A. is agent.

         The total consideration of approximately $100 million was determined on the basis of arms' length negotiations between representatives of UniCapital and the former stockholders of U.S. TEC. The price per share was determined by negotiation amoung the parties based upon the price of UniCapital Common Stock proximate to the time of the acquisition.



Item 5.  Other Events

         UniCapital recently consummated the following acquisitions.

         On July 27, 1998, UniCapital acquired Saddleback Financial Corporation, a California corporation, which is a small ticket leasing company located in Orange, California.

         On July 28, 1998, UniCapital acquired HLC Financial, Inc., a California corporation, which is a small ticket leasing company located in Westlake Village, California.

         On August 7, 1998, UniCapital acquired The Myerson Companies, Inc. d/b/a BSB Leasing, a Colorado corporation, which is a small ticket leasing company located in Denver, Colorado.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) The financial statements required to be filed for U.S. TEC were previously filed with Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-53779.)

         (b) The pro forma financial information required to be filed for U.S. TEC was previously filed with Post-Effective Amendment No. 1 the Company's Registration Statement on Form S-1 (File No. 333-53779.)


         (c) Exhibits

             2.01 Agreement and Plan of Merger by and among UniCapital Corporation, USTEC Acquisition Corp., United States Turbine Engine Corp., James K. Neff, Carmit P. Neff and Randall P. Fiorenza.

             2.02 Agreement and Plan of Reorganization by and among UniCapital Corporation, SFC Acquisition Corp., Saddleback Financial Corporation, Warren E. Emard and Stuart Kennedy.

             2.03 Agreement and Plan of Reorganization by and among UniCapital Corporation, JRI Acquisition Corp., HLC Financial, Inc., Lawrence P. Ciuffitelli and Soron Litman.

             2.04 Agreement and Plan of Reorganization by and among UniCapital Corporation, MYC Acquisition Corp., The Myerson Companies, Inc., Donald A. Myerson and Virginia Milke.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              UNICAPITAL CORPORATION


Date:  August 11, 1998                        By: /s/ C. Deryl Couch
                                                  -----------------------------
                                                  Senior Vice President and
                                                    Assistant Secretary


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